Exhibit 99.3 - Annual Statement as to Compliance for the year
	       ended December 31, 2005

a)

			National City Mortgage Corp.
			3232 Newmark Drive Miamisburg, Ohio 45342
			Telephone (937) 910-1200

			Mailing Address:
			P.O. Box  1820
			Dayton, Ohio 45401-1820




ANNUAL CERTIFICATION


RE: WMLT 2005-A, WMLT 2005-B


I, Steven M. Scheid, certify to Wachovia Mortgage Loan Trust, LLC., and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)	Based on such officer's knowledge, the information in the Officer's
Certificates and statements delivered pursuant to Sections 3.1 8 and 3.19 of this Agreement and all Servicer's Certificates, Officer's Certificates and other information relating to the senlicing of the Mortgage Loans serviced by such Servicer taken as a whole does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

	(ii)	The servicing information required to be provided to the
Depositor by such Servicer under this Agreement has been provided to the Depositor;

	(iii)	Such officer is responsible for reviewing the activities
performed by such Sewicer under this Agreement and based upon the review required by this Agreement, and except as disclosed in the Officer's Certificates and statements delivered pursuant to Sections 3.18 and 3.19 of this Agreement and all Servicer's Certificates, officer's certificates and other information relating to the servicing of the Mortgage Loans serviced by such Senricer, such Senricer has, as of the date of the certification, fulfilled its obligations under this Agreement; and

	(iv)	Such officer has disclosed to the Depositor all significant
deficiencies relating to such Servicer's compliance with the servicing criteria set forth in the Uniform Single Attestation Program for Mortgage Bankers or in the rules and regulations of the Securities and Exchange Commission, as applicable


Date: 3/28/06

Signature: /s/ Steven M. Scheid

Title: Senior Vice President

------------------------------------------------------------


b)
ANNUAL CERTIFICATION



Re:	Wachovia Mortgage Loan Trust, LLC
	Mortgage Pass-Through Certificates, Series 2005-A

I, John B. Brown, a duly elected and acting officer of Wells Fargo Bank, N.A. (the "Servicer"), certify pursuant to Section
3.23 of the Pooling and Servicing Agreement to Wachovia Mortgage Loan Trust, LLC (the "Depositor") and its respective officers, directors and affiliates, with respect to the calendar year immediately preceding the date of this Certificate (the "Relevant Year"), as follows:

(i)	Based on my knowledge, the information in the Officer's
Certificate and statements delivered pursuant to Section 3.18 and
3.19 of the Pooling and Servicing Agreement and all Servicer's Certificates, Officer's Certificates and other information relating to the servicing of the Mortgage Loans serviced by the Servicer taken as a whole does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statement were made, not misleading as of the date of this certificate;

(ii)	The servicing information required to be provided to the
Depositor by the Servicer under the Pooling and Servicing Agreement has been provided to the Depositor;

(iii)	I am responsible for reviewing the activities performed by
the Servicer under the Pooling and Servicing Agreement, and except as disclosed in the Officer's Certificates and statements delivered pursuant to Sections 3.18 and 3.19 of the Pooling and Servicing Agreement and all Servicer's Certificates, Officer's Certificates and other information relating to the servicing of the Mortgage Loans serviced by the Servicer, the Servicer has, as of the date of the certification, fulfilled its obligations under the Pooling and Servicing Agreement; and

(iv)	I have disclosed to the Depositor all significant deficiencies relating to the Servicer's compliance with the servicing criteria set forth in the Uniform Single Attestation Program for Mortgage Bankers or in the rules and regulations of the Securities and Exchange
Commission, as applicable.

(v)	The Servicer shall indemnify and hold harmless the Depositor and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under Section 3.23 of the Pooling and Servicing Agreement or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under Section 3.23 of the Pooling and Servicing Agreement or the Servicer's negligence, bad faith or willful misconduct in connection therewith.






Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated
August 24, 2005 (the "Pooling and Servicing Agreement"), among Wachovia Mortgage Loan Trust, LLC, as depositor, Wachovia Bank, National
Association, as certificate administrator, Wells Fargo Bank, N.A., as servicer, National City Mortgage Co., as servicer and U.S. Bank National Association, as trustee.



	WELLS FARGO BANK, N.A.,
	as Servicer

	By: 	/s/ John B. Brown
		John B. Brown
		Senior Vice President
		February 28, 2006